Exhibit 10.91

SECURED PROMISSORY NOTE
LOAN NO.755086

$8,535,000.00	June 8, 2006

1.         FOR VALUE RECEIVED, INLAND AMERICAN SICKLERVILLE, L.L.C., a Delaware limited liability company, as “Borrower” (“Borrower” to be construed as “Borrowers” if the context so requires), hereby promises to pay to the order of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as “Lender”), the principal sum of Eight Million Five Hundred Thirty Five Thousand and No/100 Dollars ($8,535,000.00) (the “Loan Amount”) or so much thereof as shall from time to time have been advanced, together with interest on the unpaid balance of said sum from June 8, 2006 (the “Closing Date”), at the rate of five and 17/100 percent (5.17%) per annum.

A payment of interest from the Closing Date to and including June 30, 2006 shall be paid on the Closing Date calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on the foregoing annual interest rate and a 360-day year. Thereafter, interest shall be computed on the unpaid balance on the basis of a 360-day year composed of twelve 30-day months. Beginning on August 1, 2006, interest shall be due and payable in arrears in monthly installments of Thirty Six Thousand Seven Hundred Seventy One and 62/100 Dollars ($36,771.62), with an installment in a like amount due and payable on the same day of each month thereafter, except that all remaining principal and interest to and including the date of payment and other Indebtedness shall be due and payable on July 1, 2013 (“Maturity Date”) or such earlier date resulting from the acceleration of the Indebtedness by Lender. All principal and interest shall be paid in lawful money of the United States of America by automated clearing house transfer through such bank or financial institution as shall be approved in writing by Lender, shall be made to an account designated by Lender, and shall be initiated by Lender or shall be made in such other manner as Lender may direct from time to time. Any other monthly deposits or payments Borrower is required to make to Lender under the terms of the Loan Documents shall be made by the same payment method and on the same date as the installments of interest due under this Note.

2.         No privilege is reserved by Borrower to prepay any principal of this Note prior to the Maturity Date, except in strict accordance with the provisions of the Loan Agreement.

3.         Borrower agrees that if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, or applies any proceeds pursuant to the provisions of the Loan Documents, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Make Whole Premium.

Notwithstanding the above, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

4.         If any payment of principal, interest, Make Whole Premium, or other Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. Borrower therefore agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue (“Late Charge”) as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.

Notwithstanding anything hereinabove to the contrary, the Late Charge assessed on any amount due on the Maturity Date but not then paid, whether or not by acceleration, shall not be four cents for each one dollar as described above, but shall instead be a sum equal to the interest which would have accrued on the principal balance then outstanding from the date the payment is made to the end of the month in which the Maturity Date occurs. Such Late Charge shall be in addition to interest otherwise accruing under this Note.

5.         If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, and Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, become immediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid.

6.         Notwithstanding anything herein or in any of the other Loan Documents to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the principal hereof, without a Make Whole Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to Borrower. This paragraph shall control all agreements between Borrower and Lender.

7.         Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable attorney’s fees incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce any provision of the Loan Documents. No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

8.         This Note is secured by the Loan Documents creating among other things legal and valid encumbrances on and an assignment of all of Borrower’s interest in any Leases of the Premises located in the county of Camden, state of New Jersey. Any default in the covenants and conditions of the Loan Documents (which covenants and conditions are made a part hereof as though set forth herein at length), shall be a default under this Note. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Loan Documents. In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

9.         Notwithstanding any provision to the contrary in this Note or the Loan Documents and except as otherwise provided for below, the liability of Borrower under the Loan Documents shall be limited to the interest of Borrower in the Premises and the Rents. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower. Nothing herein shall in any manner limit or impair (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

Notwithstanding any provision hereinabove to the contrary, Borrower shall be personally liable to Lender for:

(a)       any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from Borrower’s failure to pay any of the taxes, assessments or charges specified in the Loan Documents or (ii) Borrower’s failure to insure the Premises in compliance with the provisions of the Loan Documents;

(b)      any event or circumstance for which Borrower indemnifies Lender under the Environmental Indemnity;

(c)       nonpayment of taxes, assessments, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof;

(d)      material failure to manage, operate, and maintain the Premises in a commercially reasonable manner for similar property types in the surrounding geographic area;

(e)       any sums expended by Lender in fulfilling the obligations of Borrower as lessor under any Lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 2(f) of the Mortgage (it being agreed that “Mortgage” as used herein shall be construed to mean “mortgage” or “deed of trust” or “trust deed” as the context so requires) or consented to in writing by Lender) to an unrelated third party or upon conveyance to Lender of the Premises by a deed acceptable to Lender in form and content (each of which shall be referred to as a “Sale” for purposes of this paragraph) or expended by Lender after a Sale of the Premises for obligations of Borrower which arose prior to a Sale of the Premises;

Borrower’s personal liability for items specified in (c), (d) and (e) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises (“Rents and Profits”) received by Borrower for the twelve (12) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof (“Operation Expense(s)”) provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense.

(f)       any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which Borrower has received or will receive after an Event of Default under the Loan Documents which are not applied to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of Operation Expenses provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

(g)      any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

(h)      misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Premises;

(i)        any insurance or condemnation proceeds or other similar funds or payments applied by Borrower in a manner other than as expressly provided in the Loan Documents; and

(j)        any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or guarantor, if any, in connection with the Loan.

Notwithstanding anything contained in paragraphs 9(a)(i) and 9(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan Documents and Borrower has fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then Borrower shall not be personally liable for Lender’s failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 9 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

(x)       of any breach or violation of paragraph 2(f) (due on sale or encumbrance) of the Mortgage, other than (i) the filing of a nonmaterial mechanic’s lien affecting the Premises or a mechanic’s lien affecting the Premises for which Borrower has complied with the provisions of paragraph l(e) of the Mortgage, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or (ii): or

(y)       of any filing by Borrower of a petition in bankruptcy or insolvency or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the

Bankruptcy laws of the United States or under any other applicable federal, state or other statute or law.

10.       If more than one, all obligations and agreements of Borrower are joint and several.

11.       This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

12.       Borrower irrevocably appoints each and every owner, partner and/or officer of Borrower as its attorneys upon whom may be served, by regular or certified mail at Borrower’s address set forth in the Mortgage, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of New Jersey by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

13.       This Note shall be governed by and construed in accordance with the substantive laws of the state of New Jersey without reference to conflict of laws principles.

14.       If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

15.       This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, Borrower intending to be legally bound, has caused this Note to be duly executed and delivered as of the date first above written.

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SIGNATURE PAGE OF BORROWER TO

SECURED PROMISSORY NOTE

INLAND AMERICAN SICKLERVILLE, L.L.C., a Delaware limited liability company

	By:	Inland American Ceruzzi Sicklerville Member, L.L.C., a Delaware limited liability company, Sole Member

		By:	Inland American Sicklerville Member II, L.L.C., a Delaware limited liability company, Manager

			By:	Inland American Real Estate Trust, Inc., a Maryland corporation, Sole Member

Attest:
				By:		/s/ Valerie Medina
/s/ Ruth E. Winter					Name:	Valerie Medina
Ruth E. Winter					Title:	Assistant Secretary

[CORPORATE SEAL]